                                   EXHIBIT 7

     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                   EXHIBIT 7

Legal Title of Bank:   Bank One, National Association  Call Date:  06/30/99  ST-BK:  17-1630 FFIEC 031
Address:               1 Bank One Plaza, Ste IL1-0460                                      Page RC-1
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                               Dollar Amounts in thousands     C400
                                                                                               ----
                                                               RCFD  BIL MIL THOU
                                                               ----  ------------
ASSETS

1.  Cash and balances due from depository institutions
    (from Schedule RC-A):                                      RCFD
                                                               ----
    a. Noninterest-bearing balances and currency
    and coin(1)..........................................      0081    3,983,167                 1.a
    b. Interest-bearing balances(2)......................      0071    3,924,307                 1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule
    RC-B, column A)......................................      1754            0                 2.a
    b. Available-for-sale securities (from Schedule
    RC-B, column D)......................................      1773   12,582,363                 2.b
3.  Federal funds sold and securities purchased under
    agreements to resell.................................      1350    7,578,668                 3.

4.  Loans and lease financing receivables:                     RCFD
                                                               ----
    a. Loans and leases, net of unearned income
    (from Schedule RC-C).................................      2122   40,676,052                 4.a
    b. LESS: Allowance for loan and lease losses.........      3123      458,781                 4.b
    c. LESS: Allocated transfer risk reserve.............      3128        4,342                 4.c
    d. Loans and leases, net of unearned income,
    allowance, and reserve (item 4.a minus 4.b
    and 4.c).............................................      2125   40,212,929                 4.d
                                                               RCFD
                                                               ----
5.  Trading assets (from Schedule RD-D)..................      3545    4,484,022                 5.
6.  Premises and fixed assets (including capitalized
    leases)..............................................      2145      724,662                 6.
7.  Other real estate owned (from Schedule RC-M).........      2150        2,270                 7.
8.  Investments in unconsolidated subsidiaries and
    associated companies (from Schedule RC-M)............      2130      207,442                 8.
9.  Customers' liability to this bank on acceptances
    outstanding..........................................      2155      300,112                 9.
10. Intangible assets (from Schedule RC-M)...............      2143      232,947                10.
11. Other assets (from Schedule RC-F)....................      2160    2,513,151                11.
12. Total assets (sum of items 1 through 11).............      2170   76,746,040                12.
-----------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:             Bank One, National Association         Call Date:  06/30/99   ST-BK:  17-1630 FFIEC 031
Address:                         1 Bank One Plaza, Ste IL1-0460                                                   Page RC-2
City, State  Zip:                Chicago, IL  60670
FDIC Certificate No.:            0/3/6/1/8
                                 ---------

Schedule RC-Continued
                                                                        Dollar Amounts in
                                                                            Thousands
                                                                        ------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C              RCON
                                                                          ----
       from Schedule RC-E, part 1) ...................................    2200           22,391,381          13.a
       (1) Noninterest-bearing(1)  ...................................    6631           10,239,312          13.a1
       (2)  Interest-bearing .........................................    6636           12,152,069          13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and           RCFN
                                                                          ----
       IBFs (from Schedule RC-E, part II) ............................    2200           23,013,949          13.b
       (1) Noninterest bearing .......................................    6631              361,838          13.b1
       (2) Interest-bearing ..........................................    6636           22,652,111          13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                        RCFD 2800       6,919,979          14
15. a. Demand notes issued to the U.S. Treasury                           RCON 2840         362,951          15.a
    b.   Trading Liabilities(from Schedule RC-D) .....................    RCFD 3548       4,548,086          15.b

16. Other borrowed money:                                                 RCFD
                                                                          ----
    a. With original maturity of one year or less ....................    2332            9,453,587          16.a
    b. With original  maturity of more than one year .................    A547              104,900          16.b
    c.  With original maturity of more than three years ..............    A548              343,059          16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding ...........   2920              300,112          18.
19. Subordinated notes and debentures .................................   3200            2,750,000          19.
20. Other liabilities (from Schedule RC-G) ............................   2930            1,361,700          20.
21. Total liabilities (sum of items 13 through 20) ....................   2948           71,549,704          21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .....................   3838                    0          23.
24. Common stock ......................................................   3230              200,858          24.
25. Surplus (exclude all surplus related to preferred stock) ..........   3839            3,245,088          25.
26. a. Undivided profits and capital reserves .........................   3632            1,872,884          26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities .....................................................   8434             (121,259)         26.b
    c.  Accumulated net gains (losses) on cash flow hedges.............   4336                     0         26.c
27. Cumulative foreign currency translation adjustments................   3284                (1,235)        27.
28. Total equity capital (sum of items 23 through 27)..................   3210             5,196,336         28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) .............................   3300            76,746,040         29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most
   comprehensive level of auditing work performed for the bank by independent external  ------------      Number
   auditors as of any date during 1996 ....................... RCFD 6724 ......          N/A              M.1.
                                                                                        ------------

1 = Independent audit of the bank conducted in accordance       4 =  Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank        authority)
2 = Independent audit of the bank's parent holding company      5 =  Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing         auditors
    standards by a certified public accounting firm which       6 =  Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company             auditors
    (but not on the bank separately)                            7 =  Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in             8 =   No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.